EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Mercury Systems, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333‑53291, 333-101993, 333-112990, 333-124294, 333-129929, 333-139019, 333-139020, 333-149046, 333-156364, 333-163705, 333-163707, 333-172775, 333-177770, 333-177771, 333-183240, 333-183240, 333-184756, and 333-192161) on Form S-8 and the registration statement (No. 333-175978) on Form S-3 of Mercury Systems, Inc. of our report dated August 14, 2014, with respect to the consolidated balance sheets of Mercury Systems, Inc. and subsidiaries as of June 30, 2014 and 2013, and the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows, for each of the years in the three-year period ended June 30, 2014, and the related financial statement Schedule II, and the effectiveness of internal control over financial reporting as of June 30, 2014, which report appears in the June 30, 2014 annual report on Form 10-K of Mercury Systems, Inc.

/s/ KPMG LLP
Boston, Massachusetts
August 14, 2014